SOLICITING DEALER AGREEMENT


Ladies and Gentlemen:

     H&Q Healthcare Investors, a Massachusetts business trust (the "Trust"), proposes to issue to holders of record (the "Holders") of its outstanding shares of beneficial interests (the "Shares"), non-transferable rights (the "Rights") entitling such Holders to subscribe for Shares at the rate of one Share for each three Rights held and, subject to certain conditions, additional Shares pursuant to an over-subscription privilege (the "Offer"). Pursuant to the terms of the Offer, the Trust is issuing each Holder one non-transferable right for each Share held on the Record Date as defined in the accompanying Prospectus (the "Prospectus"). Such Rights entitle Holders to acquire during the subscription period set forth in the Prospectus (the "Subscription Period"), at the subscription price set forth in the Prospectus (the "Subscription Price"), one Share for each three Rights held on the terms and subject to the conditions set forth in the Prospectus. Pursuant to the terms of the Offer, such Rights also entitle Holders to acquire during the Subscription Period at the Subscription Price certain additional Shares on the terms and conditions of the over-subscription privilege as set forth in such Prospectus.

     The undersigned, as the dealer manager (the "Dealer Manager") named in the Prospectus, has entered into a Dealer Manager Agreement dated [ ] with the Trust and Hambrecht & Quist Capital Management Incorporated, a California corporation (the "Investment Adviser"), pursuant to which the undersigned has agreed to form and manage, for purposes of soliciting exercises of Rights pursuant to the Offer, a group of soliciting dealers, including the undersigned, consisting of brokers and dealers who shall be members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or brokers or dealers not registered under the Securities Exchange Act of 1934 with their principal place of business located outside the United States, its territories or possession who agree to solicit exercises of Rights only in accordance with the laws applicable to such activities and agree to solicit no exercises of Rights within the United States, its territories or its possessions or from persons who are nationals thereof or residents therein and who agree, although not members of the NASD, to conform to the Conduct Rules of the NASD, in soliciting exercises of Rights outside the United States, its territories and possessions, to the same extent as though they were members thereof (the members of such group being hereinafter called the "Soliciting Dealers"). You are invited to become one of the Soliciting Dealers and by your confirmation hereof you agree to act in such capacity, in accordance with the terms and conditions herein and in your confirmation hereof, to obtain exercises of Rights pursuant to the Offer.

     1. Solicitation and Solicitation Material. Solicitation and other activities by you hereunder shall be undertaken only in accordance with this Agreement, the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), and the applicable rules and regulations of the Securities and Exchange Commission. Accompanying this Agreement are copies of the following documents: the Prospectus describing the terms of the Offer, an exercise form for the exercise of the Rights (an "Exercise Form") and letters to stockholders. Additional copies of these documents will be supplied in reasonable quantities upon your request. You agree that during the period of the Offer you will not use any solicitation material other than that referred to above and such as may hereafter be furnished to you by the Trust through us.

     2. Compensation of Soliciting Dealers. As compensation for the services of the Soliciting Dealers hereunder, the Dealer Manager will reallow to each Soliciting Dealer a concession of 2.25% of the subscription price per Share purchased pursuant to the Offer through such Soliciting Dealer's efforts, (excluding the exercise of Rights by a Soliciting Dealer for its own account or for the account of any affiliate, other than a natural person, pursuant to the Offer) (a "Reallowance"). A Soliciting Dealer, other than Prudential Securities Incorporated acting in such capacity, shall be entitled to a Reallowance only where the insertion of such Soliciting Dealer's name has been made on the Exercise Form in the place so provided and where the Dealer Manager shall have received from such Soliciting Dealer an executed copy of this Agreement in the form hereof. Payment of such Reallowance will be made by the Dealer Manager or its agent directly to such Soliciting Dealer by U.S. Dollar check drawn upon an account at a bank in New York City. Such payments to Soliciting Dealers shall be made as soon as practicable after payment of the Dealer Manager Fee is made to the Dealer Manager.

     No Reallowance shall be payable in respect of any particular exercise of Rights if, in the opinion of counsel for the Dealer Manager, such Reallowance cannot legally by paid in respect of such exercise of Rights because of the provisions of applicable state law or for any other reason. In case of any dispute or disagreement as to the amount of Reallowance payable to any Soliciting Dealer hereunder or as to the proper recipient of any such Reallowance, the decision of the Dealer Manager shall be conclusive. The payment of any Reallowance to Soliciting Dealers shall be solely the responsibility of the Dealer Manager, but the Dealer Manager shall have no obligation or liability to any Soliciting Dealer for any obligation of the Trust hereunder.

     For the purpose of this Section 2, the Offer will expire on the expiration date set forth in the Prospectus. No Reallowance will be payable to Soliciting Dealers with respect to Rights exercised after expiration of the Offer.

     3. Trading. You represent to the Trust and the Dealer Manager that you have not engaged, and agree that you will not engage, in any activity in respect of the Rights or the Shares in violation of the Exchange Act, including the rules or regulations adopted thereunder. Your acceptance of a Reallowance will constitute a representation that you are eligible to receive such Reallowance and that you have complied with the preceding sentence and your other agreements hereunder.

     4. Unauthorized Information and Representations. Neither you nor any other person is authorized by the Trust or the Dealer Manager to give any information or make any representations in connection with this Agreement or the Offer other than those contained in the Pros-




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

pectus and other authorized solicitation material furnished by the Trust through the Dealer Manager, and you hereby agree not to use any solicitation material other than material referred to in this Section 4 and not to give any unauthorized information or make any unauthorized representations. Without limiting the generality of the foregoing, you agree for the benefit of the Trust and the Dealer Manager not to publish, circulate or otherwise use any other advertisement or solicitation material without the prior approval of the Trust and the Dealer Manager. You are not authorized to act as agent of the Trust or the Dealer Manager in any respect, and you agree not to act as such agent and not to purport to act as such agent. On becoming a Soliciting Dealer and in soliciting exercises of Rights, you agree for the benefit of the Trust and the Dealer Manager to comply with any applicable requirements of the Securities Act, the Exchange Act, the rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations may lawfully be made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange, and to perform and comply with the agreements set forth in your confirmation of your acceptance of this Agreement, a copy of the form of which is appended hereto.

     5. Blue Sky and Securities Laws. The Dealer Manager assumes no obligation or responsibility in respect of the qualification of the Shares issuable pursuant to the Offer or the right to solicit Rights under the laws of any jurisdiction. The enclosed Blue Sky Memorandum indicates the states in which it is believed that acceptances of the Offer may be solicited under the applicable Blue Sky or securities laws. Under no circumstances will you as a Soliciting Dealer engage in any activities hereunder in any state (a) that is not listed in said enclosed Blue Sky Memorandum as a state in which acceptances of the Offer may be solicited under the Blue Sky or securities law of such state or (b) in which you may not lawfully so engage. The Blue Sky Memorandum shall not be considered solicitation material as that term is herein used. You agree that you will not engage in any activities hereunder outside the United States except in jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof.

     6. Termination. This Agreement may be terminated by written or telegraphic notice to you from the Dealer Manager, or to the Dealer Manager from you, and in any case it will terminate upon the expiration or termination of the Offer; provided, however, that such termination shall not relieve the Dealer Manager of the obligation to pay when due any Reallowance payable to you hereunder with respect to Shares acquired pursuant to the exercise of Rights through the close of business on the date of such termination that are thereafter exercised pursuant to the Offer or relieve the Trust or the Investment Adviser of each of their obligations referred to under Section 8 hereof, and shall not relieve you of any obligation or liability under Sections 3, 4, 9 and 10 hereof.

     7. Liability of the Dealer Manager. Nothing herein contained shall constitute the Soliciting Dealers as partners with the Dealer Manager or with one another, or agents of the Dealer Manager or the Trust, or shall render the Trust liable for the obligations of the Dealer Manager or the obligations of any Soliciting Dealers, or shall render the Dealer Manager liable for the obligations of any Soliciting Dealers other than each of themselves nor constitute the Trust or the Dealer Manager as the agent of any Soliciting Dealer. The Trust, the Investment Adviser and




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

the Dealer Manager shall be under no liability to any Soliciting Dealer or any other person for any act or omission or any matter connected with this Agreement or the Offer, except that the Trust and the Investment Adviser shall be liable on the basis set forth in Section 8 hereof to indemnify certain persons. You represent that you have not purported, and agree that you will not purport, to act as agent of the Trust or the Dealer Manager in any connection or transaction relating to the Offer.

     8. Indemnification. Under the Dealer Manager Agreement, each of the Trust and the Investment Adviser has agreed to indemnify and hold harmless the Dealer Manager, each Soliciting Dealer and each person, if any, controlling the Dealer Manager or any Soliciting Dealer within the meaning of Section 15 of the Securities Act against certain liabilities, including liabilities under the Securities Act and the Exchange Act. By returning an executed copy of this Agreement, you agree to indemnify the Trust, the Investment Adviser and the Dealer Manager (the "Indemnified Persons") against losses, claims, damages and liabilities to which the Indemnified Persons may become subject (a) as a result of your breach of your representations or agreements made herein or (b) if you (as custodian, trustee or fiduciary or in any other capacity) are acting on behalf of another entity that is soliciting exercises of Rights pursuant to the Offer (a "Soliciting Entity"), as a result of any breach by any such Soliciting Entity of the representations or agreements made herein by the Soliciting Dealers to the same extent as if such Soliciting Entity had executed the confirmation referred to in Section 13 hereof and was therefore a Soliciting Dealer that had directly made such representations and agreements. This indemnity agreement will be in addition to any liability that you may otherwise have.

     9. Delivery of Prospectus. You agree for the benefit of the Trust and the Dealer Manager to deliver to each person who owns beneficially Shares registered in your name, and who exercises Rights on an Exercise Form on which your name, to your knowledge, has been inserted, a Prospectus prior to the exercise of such person's Rights.

     10. Status of Soliciting Dealer. Your acceptance of a Reallowance will constitute a representation to the Trust and the Dealer Manager that you (i) have not purported to act as agent of the Trust or the Dealer Manager in any connection or in any transaction relating to the Offer, (ii) except to the extent that you have given the Dealer Manager prior written notification, are not affiliated with the Trust, (iii) will not accept a Reallowance from the Dealer Manager pursuant to the terms hereof with respect to Shares purchased by you pursuant to an exercise of Rights for your own account or the account of any affiliate, other than a natural person, (iv) will not remit, directly or indirectly, any part of any Reallowance to any beneficial owner of Shares purchased pursuant to the Offer, (v) agree to the amount of the Reallowance and the terms and conditions set forth herein with respect to receiving such Reallowance, (vi) have read and reviewed the Prospectus, and (vii) are (a) a member in good standing of the NASD and will comply with Rules 2730, 2740 and 2750 of the Conduct Rules of the NASD or (b) a broker or dealer with your principal place of business located outside the United States, its territories or its possessions and not registered under the Exchange Act, and you agree for the benefit of the Trust and the Dealer Manager (1) to solicit exercises of Rights only in accordance with the laws applicable to such activities and to solicit no exercises of Rights within the United States, its territories or possessions or from persons who are nationals thereof or



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

residents therein, and (2) that, although not a member of the NASD, including Rules 2420, 2730, 2740, and 2750 thereof, in soliciting exercises of Rights outside the United States, its territories and possessions to the same extent as though you were a member thereof.

     11. Notices. Any notice hereunder shall be in writing or by telegram and if to you as a Soliciting Dealer shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this letter is addressed, and if to the Dealer Manager, if delivered or sent to Prudential Securities Incorporated at One New York Plaza, 18th Floor, New York, NY 10292, Attention:
Investment Banking.

     12. Parties in Interest. The Agreement herein set forth is intended for the benefit of the Dealer Manager, the Soliciting Dealers, the Trust, and the Investment Adviser.

     13. Confirmation. Please confirm your agreement to become one of the Soliciting Dealers under the terms and conditions set forth herein and in the attached confirmation by complet- ing and executing the confirmation and sending it via facsimile (212) 778-3194 to Prudential Securities Incorporated,
Attention: Investment Banking.

     14. Governing Law and Time. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed in said Commonwealth.

NOTICE: IF A COPY OF THE CONFIRMATION REFERRED TO IN SECTION 13 HEREOF IS NOT SIGNED, DATED AND RETURNED TO THE DEALER MANAGER PRIOR TO THE EXPIRATION OF THE OFFER, NO REALLOWANCE WILL BE PAYABLE HEREUNDER.


                              Very truly yours,

                              PRUDENTIAL SECURITIES INCORPORATED

                              As Dealer Manager

                              By:
                                   ----------------------------------------

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


                                  CONFIRMATION


PRUDENTIAL SECURITIES INCORPORATED
One New York Plaza, 18th Floor
New York, NY  10292

Attention:

Ladies and Gentlemen:

     We hereby confirm our acceptance of the terms and conditions of the letter captioned "Soliciting Dealer Agreement" which was attached hereto upon our receipt hereof (this "Agreement") with reference to the Offer of H&Q Healthcare Investors (the "Trust") described therein. We hereby acknowledge that we (i) have received, read and reviewed the Prospectus and other solicitation material referred to in this Agreement, and confirm that in executing this confirmation we have relied upon such Prospectus and other solicitation materials authorized by the Trust or Hambrecht & Quist Capital Management Incorporated (the "Investment Adviser") and upon no other representations whatsoever, written or oral, (ii) have not purported to act as agent of the Trust or the Dealer Manager in any connection or in any transaction relating to the Offer, (iii) are not affiliated with the Trust, (iv) are not purchasing Shares for our own account or the account of any of our affiliates, other than a natural person, (v) will not remit, directly or indirectly, any part of any Reallowance to any beneficial owner of Shares purchased pursuant to the Offer, and (vi) agree to the amount of the Reallowance and the terms and conditions set forth in this Agreement with respect to receiving such Reallowance. We also confirm that we are a broker or dealer who is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and will comply with Rules 2730, 2740 and 2750 of the Conduct Rules of the NASD or a broker or dealer not registered under the Securities Exchange Act of 1934 with its principal place of business located outside the United States, its territories or possessions who by signing below also (a) agrees to solicit exercises of Rights only in accordance with the laws applicable to such activities and to solicit no exercises of Rights within the United States, its territories or its possessions, or from persons who are nationals thereof or resident therein and (b) agrees, although not a member of the NASD, to conform to the Conduct Rules of the NASD, including Rules 2420, 2730, 2740, and 2750 thereof, in acting under this Agreement in soliciting exercises of Rights outside the United States, its territories and possessions, to the same extent as though we were a member thereof. In connection with the Offer, we represent that we have


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


complied, and agree that we will comply, with any applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any applicable securities or Blue Sky laws, and the rules and regulations under the Securities Act of 1933, the Securities Exchange Act of 1934 and any applicable securities or Blue Sky laws.


                                        -----------------------------------
                                                  Firm Name

                                        Address:
                                        -----------------------------------

                                        -----------------------------------



                                        Telephone:
                                                  -------------------------
                                        Facsimile:
                                                  -------------------------

                                        By:
                                            -------------------------------
                                             Officer/Authorized Signature
                                        Name:
                                             -------------------------------
                                        Title:
                                             -------------------------------

                                        DTC Number:
                                                  --------------------------

                                        Nominee Name:

                                        -----------------------------------

                                        -----------------------------------

                                        -----------------------------------



Dated: _____________, 1997


NOTICE: IF A COPY OF THIS CONFIRMATION IS NOT SIGNED, DATED AND RETURNED TO THE DEALER MANAGER PRIOR TO THE EXPIRATION OF THE OFFER, NO REALLOWANCE WILL BE PAYABLE HEREUNDER.



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